Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-216748 on Form S-3 and Registration Statements No. 333-216746 and No. 333-197283 on Form S-8 of Actinium Pharmaceuticals, Inc. of our report dated March 16, 2018 relating to the consolidated financial statements of Actinium Pharmaceuticals, Inc. as of December 31, 2017 and for the years ended December 31, 2017 and 2016, which report is included in this Annual Report on Form 10-K.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 15, 2019